EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statement dated February 12, 1998 of Gulf Island Fabrication, Inc. on Form S-8 of our report dated February 25, 1997, of our audit of the consolidated financial statements of Southport, Inc. as of December 31, 1996, and for the year then ended.



LEGIER & MATERNE, apac
New Orleans, Louisiana
February 12, 1998